
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of CNL Income Fund IX, Ltd. at September 30, 1996, and its statement of income for the nine months then ended and is qualified in its entirety by reference to the 10-Q of CNL Income Fund IX, Ltd. for the nine months ended
September 30, 1996.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       1,289,787
<SECURITIES>                                         0
<RECEIVABLES>                                   33,895
<ALLOWANCES>                                    25,739
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                      16,043,836
<DEPRECIATION>                               1,183,416
<TOTAL-ASSETS>                              31,368,687
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  30,379,413
<TOTAL-LIABILITY-AND-EQUITY>                31,368,687
<SALES>                                              0
<TOTAL-REVENUES>                             2,167,598
<CGS>                                                0
<TOTAL-COSTS>                                  347,850
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,157,615
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,157,615
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,157,615
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Due to the nature of its industry, CNL Income Fund IX, Ltd. has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.

